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                               CONSENT OF COUNSEL

     We hereby consent (i) to the use of our name and the references to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 28, to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Galaxy Fund II and (ii) to the incorporation by reference therein of our firm's opinion of counsel filed as an exhibit to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Galaxy Fund II. This consent does not constitute a consent under
Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption and to the incorporation by reference of our Firm's opinion we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Philadelphia, Pennsylvania                   /s/ DRINKER BIDDLE & REATH LLP
                                             ------------------------------
July 27, 2001                                    DRINKER BIDDLE & REATH LLP